News Release

Milacron Elects Norman Cohen Director

CINCINNATI, OH, May 31, 2007...Milacron Inc. (NYSE: MZ) today announced the election of Norman Cohen, an equity portfolio manager at Dahlman Rose & Company, LLC, to the company’s board of directors effective immediately. His election follows the board action to expand its size from 12 to 13 members.

“We are pleased to welcome Norman Cohen as a new member of our board of directors,” said Ronald D. Brown, chairman, president and chief executive officer. “Norman brings to Milacron a very strong background in international finance.”

Prior to joining Dahlman Rose, Mr. Cohen, 45, was managing director of Northwest Finance and Development Co. in South Africa. He graduated with a bachelor of science degree from the University of Maryland in 1986 and currently resides in Great Neck, NY.

First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with major manufacturing facilities in North America, Europe and Asia.  For further information, visit www.milacron.com or call the toll-free investor line: 800-909-MILA (800-909-6452).

Contact: Al Beaupre 513-487-5918 albert.beaupre@milacron.com

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